UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 6, 2006

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On March 31, 2006 Sycamore Networks Real Estate, LLC, a wholly owned subsidiary of Sycamore Networks, Inc. (hereinafter “Sycamore”) entered into a Purchase and Sale Agreement with the Gutierrez Company, a Delaware corporation located in Burlington, Massachusetts (hereinafter “Buyer”) with respect to a certain parcel of undeveloped land located at 50 Westford Road, Tyngsboro, MA. Under the agreement, Sycamore will convey the land to Buyer, subject to the completion of certain inspections by Buyer and other closing conditions.

This discussion does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

/s/ Richard J. Gaynor
Richard J. Gaynor Chief Financial Officer
Vice President, Finance and Administration,
Secretary and Treasurer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

Dated: April 6, 2006